Exhibit 99.1

Investor Relations:

Brian Norris

Senior Vice President of Finance and Investor Relations

bnorris@evolvtechnology.com

Evolv Technology Announces Preliminary Results for Third Quarter 2023

– Company Raises Outlook for 2023 –

Waltham, Massachusetts – October 12, 2023 – Evolv Technology (NASDAQ: EVLV), the leader in AI-based weapons detection security screening, today announced preliminary financial results for the quarter ended September 30, 2023. The Company will report final financial results on November 9, 2023 after the market closes.

Preliminary Results for the Third Quarter of 2023

Based on preliminary third quarter estimates which are subject to change, the Company currently expects:

•	Total revenues to range between $19.3 million to $19.8 million

•	Q3 ending ARR[1] to range between $65.5 million to $66.0 million

•	Q3 net additions to range between 620 to 625

•	Gross margin to range between 56% to 57%

•	Adjusted[2] gross margin to range between 57% to 58%

•	Approximately 30% of net additions in the quarter to be via the new distribution model announced in Q2’23

•	Approximately 70 new customers added across multiple end markets including education, healthcare, professional sports, tourist attractions and industrial workplaces.

Company Raises Outlook for 2023

The Company today raised its business outlook for 2023. The Company's outlook is based on the current indications for its business, which may change at any time.

2023 Business Outlook
Estimate (In millions)	Issued August 10, 2023	Issued October 12, 2023
Total Revenue	$70-$75	$75-$77
Annual Recurring Revenue[1] (ARR) at 12/31/23	$70-$72	$73-$75
Adjusted Gross Margin[2]	38%-42%	43%-45%
Adjusted EBITDA[2]	($52-$56)	($50-$53)

Company to Host Conference Call & Webcast On November 9, 2023 to Discuss Final Results for Third Quarter 2023

The Company will release final financial results for the third quarter of 2023 on Thursday, November 9, 2023, after the market closes. Members of the Company’s management team plan to host a live conference call and webcast at 4:30 p.m. Eastern Time on that day to discuss the final financial results for the third quarter of 2023 as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing +1.877.692.8955 and using access code 825879. The conference call may be accessed outside of the United States by dialing +1.234.720.6979 and using the same access code. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://ir.evolvtechnology.com. A replay of the conference call will be available for a period of 30 days by dialing +1.866.207.1041 or +1.402.970.0847 and using access code 4536095 or by accessing the webcast replay on the Company’s investor relations website at http://ir.evolvtechnology.com.

About Evolv Technology

Evolv Technology (NASDAQ: EVLV) is transforming human security to make a safer, faster, and better experience for the world’s most iconic venues and companies as well as schools, hospitals, and public spaces, using industry leading artificial intelligence (AI)-powered weapons detection and analytics. Its mission is to transform security to create a safer world to work, learn, and play. Evolv has digitally transformed the gateways in places where people gather by enabling seamless integration combined with powerful analytics and insights. Evolv’s advanced systems have scanned more than 750 million people, second only to the Department of Homeland Security’s Transportation Security Administration (TSA) in the United States. Evolv has been awarded the U.S. Department of Homeland Security (DHS) SAFETY Act Designation as a Qualified Anti-Terrorism Technology (QATT) as well as the Security Industry Association (SIA) New Products and Solutions (NPS) Award in the Law Enforcement/Public Safety/Guarding Systems category. Evolv Technology®, Evolv Express®, Evolv Insights®, and Evolv Cortex AI® are registered trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit https://evolvtechnology.com.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The expected financial results discussed in this press release are preliminary and represent the most current information available to the Company’s management, as financial closing procedures for the third quarter ended September 30, 2023 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the third quarter ended September 30, 2023 and actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements and the subsequent occurrence or identification of events prior to the formal issuance of the third quarter financial results.

1 We define Annual Recurring Revenue, or ARR, as subscription revenue and the recurring service revenue related to purchase subscriptions for the final month of the quarter normalized to a one-year period. Our calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, upgrades or downgrades, or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. In addition, the amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades, downgrades or other changes in pending renewals, as well as the effects of professional services revenue and acquisitions or divestitures. As a result, ARR should be viewed independently of, and not as a substitute for or forecast of, revenue and deferred revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

2 Non-GAAP Financial Measures In this press release, the Company’s adjusted gross profit (loss), adjusted gross margin, and adjusted EBITDA, are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Adjusted gross profit and adjusted gross margin exclude one-time items and stock-based compensation expense which management believes provides a more meaningful representation of contribution margin. Adjusted EBITDA is defined as net income (loss) plus depreciation and amortization, share-based compensation, and certain other one-time expenses. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. However, non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures included in this press release. The Company is unable to provide a reconciliation of Adjusted Gross Margin to GAAP Gross Margin and non-GAAP Adjusted EBITDA to Net Income (Loss), each measure's most directly comparable GAAP financial measure, on a forward-looking basis without unreasonable effort, because items that impact these GAAP financial measures are not within the Company’s control and/or cannot be reasonably predicted. These items may include, but are not limited to, predicting forward-looking share-based compensation, changes in the fair value of derivative liabilities, changes in the fair value of contingent earn out liabilities, changes in the fair value of contingently issuable common stock liabilities and changes in fair value of public warrant liabilities. Such information may have a significant, and potentially unpredictable, impact on the Company’s future financial results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical facts, including without limitation statements regarding our ability to meet our 2023 annual guidance for revenue, ARR, adjusted gross margin, and adjusted EBITDA as well as statements regarding preliminary financial results for the third quarter are forward-looking statements. Words such as “believe” “may,” “will,” “expect,” “should,” “could,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “project,” “plan,” “target,” “is/are likely to” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance, competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, and capital expenditures; the Company’s history of losses and lack of profitability; the Company’s reliance on third party contract manufacturing and a global supply chain; the rate of innovation required to maintain competitiveness in the markets in which the Company competes; the loss of designation of the Evolv Express system as a Qualified Anti-Terrorism Technology under the Homeland Security SAFETY Act; the ability for the Company to obtain, maintain, protect and enforce the Company’s intellectual property rights and use of “open source” software; the concentration of the Company’s revenues on a single solution; the Company’s ability to timely design, produce and launch its solutions, the Company’s ability to invest in growth initiatives and pursue acquisition opportunities; the limited liquidity and trading of the Company’s securities; risks related to existing and changing tax laws; geopolitical risk and changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; operational risk; the impact of fluctuating general economic and market conditions; the need for additional capital to support business growth, which might not be available on acceptable terms, if at all; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on resources, and the Company’s ability to identify and implement digital advances in its technology. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission ("SEC") on March 24, 2023, as may be updated from time to time in other filings we make with the SEC including our Quarterly Report on Form 10-Q for the quarter ended on June 30, 2023 that was filed with the SEC on August 10, 2023, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this press release. You should not put undue reliance on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

EVOLV TECHNOLOGY

PRELIMINARY

RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT AND

GAAP GROSS MARGIN TO ADJUSTED GROSS MARGIN INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended September 30, 2023
	Low	High
Revenue	$19,300	$19,800
Cost of Revenue	8,492	8,514
Gross Profit, GAAP	$10,808	$11,286
Stock-based compensation	$175	$175
Amortization of capitalized stock-based compensation	$18	$23
Adjusted Gross Profit	$11,001	$11,484

Gross Margin %	56.00%	57.00%
Adjusted Gross Margin %	57.00%	58.00%